Exhibit 3.1

Document must be filed electronically.
Paper documents will not be accepted.
Document processing fee $50.00
Fees & forms/cover sheets are subject to change.
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E-Filed

Colorado Secretary of State
Date and Time: 12/12/2008 02:11 PM
ID Number: 20081646311

Document number: 20081646311
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is Accredited Investors Only, Inc.

(The name of a corporation must contain the term or abbreviation "corporation", "incorporated", "company", "limited", "corp.", "inc.", "co." or "ltd.". See §7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation's initial principal office is

Street address: 15975 Winding Trail Road *(Street number and name)*
Colorado Springs *(City)* CO *(State)* 80908 *(ZIP/Postal Code)*
(Province – if applicable) United States *(Country)*

Mailing address (leave blank if same as street address)
(Street number and name or Post Office Box information)
(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name (if an individual): Mehringer *(Last)* Theresa *(First)* M. *(Middle)* *(Suffix)*

OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address: 6400 S. Fiddlers Green Circle
Suite 1000 *(Street number and name)*
Greenwood Village *(City)* CO *(State)* 80111 *(ZIP/Postal Code)*

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Mailing address
(leave blank if same as street address)

____
(Street number and name or Post Office Box information)

____

______________ CO ______________.
(City) *(State)* *(ZIP/Postal Code)*

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name (if an individual)	Roth	Jay	W		
	(Last)	*(First)*	*(Middle)*	*(Suffix)*	

OR

(if an entity) _______________________________________

(Caution: Do not provide both an individual and an entity name.)

Mailing address 15975 Winding Trail Road
(Street number and name or Post Office Box information)

____

Colorado Springs CO 80908
(City) *(State)* *(ZIP/Postal Code)*

______________ United States.
(Province – if applicable) *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☑ The corporation is authorized to issue 50,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☑ Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

(Caution: At least one box must be marked. Both boxes may be marked, if applicable.)

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☑ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are ______________________.
(mm/dd/yyyy hour:minute am/pm)

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Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Waltz	Peter	F.	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

6400 S. Fiddlers Green Circle
(Street number and name or Post Office Box information)
Suite 1000

Greenwood Village	CO	80111
(City)	*(State)*	*(ZIP/Postal Code)*
	United States	
(Province – if applicable)	*(Country)*	

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

ARTINC_PC Page 3 of 3 Rev. 02/28/2008

Click the following links to view attachments

Attachment 1
Additional Provisions

ADDITIONAL PROVISIONS TO THE
ARTICLES OF INCORPORATION
OF
ACCREDITED INVESTORS ONLY, INC.

I.  CAPITAL

The aggregate number of shares of all classes of capital stock which this corporation ("Corporation") shall have authority to issue is 60,000,000 shares, of which 10,000,000 shares shall be shares of preferred stock, par value of $.0001 per share ("Preferred Stock"), and 50,000,000 shares shall be shares of common stock, par value of $.0001 per share ("Common Stock").

Preferred Stock.  The designations, preferences, limitations, restrictions, and relative rights of the Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Colorado Business Corporation Act by the board of directors of the Corporation ("Board of Directors").

Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power.

Common Stock.  The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable.

II.  INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan.  The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

III.  LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified under Section 7-108-403 of the Colorado Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Colorado Business Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IV.  MEETINGS OF SHAREHOLDERS

Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation.  At all meetings of the shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum.

V.  ACTION BY SHAREHOLDERS

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.